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                                                                    EXHIBIT 23.5



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.



                                          HENDRIX SUTTON & ASSOCIATES



                                          A Limited Liability Partnership



                                          Certified Public Accountants



Arlington, Texas



February 2, 1996